EXHIBIT 23.1
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The Board of Directors
Paragon Technologies, Inc.:



We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP

KPMG LLP







Philadelphia, Pennsylvania
February 6, 2002